Exhibit 99.1
Contacts:

Media
Lisa Dollinger	Michele Clarke/Ray Yeung
Clear Channel Communications	Brainerd Communicators, Inc.
(210) 822-2828	(212) 986-6667
lisadollinger@clearchannel.com	clarke@braincomm.com/
yeung@braincomm.com
Investors
Randy Palmer
Clear Channel Communications
210-822-2828
randypalmer@clearchannel.com
Clear Channel Communications Completes Sale of Its Television Group
SAN ANTONIO — March 14, 2008 — Clear Channel Communications, Inc. (NYSE: CCU) announced today it has completed the sale of its Television Group to Newport Television, LLC for $1.1 billion, subject to certain closing items including proration of expenses and adjustments for working capital.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio, television and outdoor displays. More information is available at www.clearchannel.com.